Exhibit 99.4

Execution Version

DATED 18 JUNE 2008

CYPRESS MERCHANT BANKING PARTNERS II L.P.

and

CYPRESS MERCHANT BANKING II C.V.

and

55TH STREET PARTNERS II L.P.

and

THE PRUDENTIAL ASSURANCE COMPANY LIMITED

and

DANKA BUSINESS SYSTEMS PLC

DEED OF AMENDMENT

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

THIS DEED is executed and delivered on the 18th day of June 2008

BY:

(1)	CYPRESS MERCHANT BANKING PARTNERS II L.P., a Delaware limited partnership (“Cypress Partners”);

(2)	CYPRESS MERCHANT BANKING II C.V., a limited partnership organized and existing under the laws of the Netherlands (“Cypress Banking”);

(3)	55TH STREET PARTNERS II L.P., a Delaware limited partnership (collectively with Cypress Partners and Cypress Banking, the “Cypress Shareholders”);

(4)	THE PRUDENTIAL ASSURANCE COMPANY LIMITED, a company incorporated in England and Wales and registered under the Companies Act 1985 with number 15454 and with its registered office at Laurence Pountney Hill, London EC4R 0HH (“Prudential”); and

(5)	DANKA BUSINESS SYSTEMS PLC, a public company incorporated in England and Wales and registered under the Companies Act 1985 with number 01101386 and with its registered office at Masters House, 107 Hammersmith Road, London W14 0QH (the “Company”).

WHEREAS:

(A)	The Parties entered into a Deed of Undertaking dated 22 April 2008 pursuant to which the Participating Shareholders irrevocably and unconditionally undertook to direct and instruct the Liquidators to pay to the Relevant Securityholders out of the proceeds of a MVL, prior to any distribution of the proceeds of the MVL to the Participating Shareholders, an aggregate amount in cash equal to approximately U.S.$6.5 million, on the basis of a payment in cash of U.S.$0.025 per Ordinary Share and a payment in cash of U.S.$0.10 per ADS.

(B)	The Parties now wish to amend the terms of the Deed of Undertaking in accordance with this Deed.

NOW THIS DEED WITNESSETH as follows:

1.	INTERPRETATION

Capitalised terms used in this Deed have the same meaning as those defined in the Deed of Undertaking unless otherwise specified.

2.	AMENDMENTS

With effect from the date of this Deed, the Deed of Undertaking shall be amended as follows:

(a)	in the definition of “EGM” in Clause 1.1, the words “the MVL” shall be deleted and replaced with the words “a MVL”;

(b)	the definition of “Liquidators” in Clause 1.1 shall be deleted and replaced with the following:

“Liquidators” means the liquidators of the Company appointed at a general meeting of the Company by the requisite majority of the Company’s shareholders in connection with a MVL;”

(c)	in the definition of “MVL” in Clause 1.1, the words “the proposed” shall be deleted and replaced with the word “a”;

(d)	in the definition of “Record Time” in Clause 1.1, the words “the MVL” shall be deleted and replaced with the words “a MVL”

(e)	Clause 2 shall be deleted and replaced with the following:

“The obligations of each Participating Shareholder under this Deed are conditional only upon:

(a)	Completion having occurred; and

(b)	a resolution approving a MVL having been approved by the requisite majority at a general meeting of the Company.”

(f)	Clause 6 shall be deleted and replaced with the following:

“The address of the Liquidators to which the Notices to be delivered by Participating Shareholders in accordance with the requirements of this Deed are to be delivered is the business address of the Liquidators’ firm, marked for the attention of the Liquidators.”

(g)	The Schedule shall be replaced with the amended Schedule attached to this Deed.

3.	GOVERNING LAW

This Deed is governed by and shall be construed in accordance with English law.

4.	JURISDICTION

This Deed is subject to the exclusive jurisdiction of the English Courts as regards any claim or matter arising out of or in relation to this Deed, and that accordingly any proceeding, suit or action arising out of or in connection with this Deed may be brought in such courts.

5.	CONTINUING EFFECT

Save as amended by this Deed, the provisions of the Deed of Undertaking, shall remain in full force and effect.

References in the Deed of Undertaking, to “this Deed”, and expressions of similar import shall, from the date of this Deed of Amendment, be deemed to be references to the Deed of Undertaking, as amended by this Deed of Amendment.

IN WITNESS whereof this Deed has been executed and delivered the day and year first before written.

EXECUTED and DELIVERED as a DEED by		)
CYPRESS MERCHANT BANKING PARTNERS II L.P.		)
acting by: /s/ Chris Harned		)
its duly authorised signatory		)

in the presence of:

/s/ Nancee Medrano
Name:	Nancee Medrano
Occupation:	Secretary
Address:	The Cypress Group
65 E. 55th St.
New York, NY 10022

EXECUTED and DELIVERED as a DEED by		)
CYPRESS MERCHANT BANKING II C.V.		)
acting by: /s/ Chris Harned		)
its duly authorised signatory		)

in the presence of:

/s/ Nancee Medrano
Name:	Nancee Medrano
Occupation:	Secretary
Address:	The Cypress Group
65 E. 55th St.
New York, NY 10022

EXECUTED and DELIVERED as a DEED by		)
55TH STREET PARTNERS II L.P.		)
acting by: /s/ Chris Harned		)
its duly authorised signatory		)

in the presence of:

/s/ Nancee Medrano
Name:	Nancee Medrano
Occupation:	Secretary
Address:	The Cypress Group
65 E. 55th St.
New York, NY 10022

EXECUTED as a DEED by AFFIXING	)
the COMMON SEAL of	)
THE PRUDENTIAL ASSURANCE COMPANY	)
LIMITED	)
in the presence of:

/s/ illegible
Sealing Officer

EXECUTED and DELIVERED as a DEED by		)
DANKA BUSINESS SYSTEMS PLC		)
acting by two directors/a director		)
and the company secretary		)

/s/ A.D. Frazier
Name:	A.D. Frazier
Title:	Director

/s/ Jean Dinovo Johnson
Name:	Jean Dinovo Johnson
Title:	Secretary

SCHEDULE

FORM OF NOTICE TO THE LIQUIDATORS

[On the letterhead of the relevant Participating Shareholder]

To:	[The Liquidators]
[address for Notices]

[Date]

Dear Sirs

Members Voluntary Liquidation of Danka Business Systems PLC

Reference is made to the deed of undertaking executed and delivered by each of Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Prudential Client HSBC GIS (UK) Nominee Limited and Danka Business Systems PLC on or around 22 April 2008 (as amended by a Deed of Amendment dated on or about 17 June 2008, the “Deed”). A copy of the Deed is attached hereto.

This letter is the Notice that we are required to deliver to you in accordance with the terms of the Deed. Capitalised terms used and not otherwise defined in this Notice have the meanings ascribed thereto in the Deed.

In accordance with the requirements of the Deed, notwithstanding the provisions of the Articles, we hereby irrevocably and unconditionally direct and instruct you to pay to the Relevant Securityholders out of the proceeds of the MVL, prior to any distribution of the proceeds of the MVL to us in our capacity as a Participating Shareholder, an aggregate amount in cash equal to approximately U.S.$6.5 million, on the basis of a payment in cash of U.S.$0.025 per Ordinary Share and a payment in cash of U.S.$0.10 per ADS, in each case to the registered holders thereof as at the Record Time, and any additional proceeds of the MVL shall then be paid to the Participating Shareholders in accordance with the Articles.

The terms of this notice shall be governed by and construed in accordance with English law.

Yours faithfully,

By:
For and on behalf of
[Name of Participating Shareholder]